CORNING INCORPORATED

                                POWER OF ATTORNEY


   KNOW ALL MEN BY THESE PRESENTS that the undersigned Director and/or Officer of Corning Incorporated, a New York corporation, hereby constitutes and appoints Van C. Campbell, Larry Aiello, Jr., and William C. Ughetta, or any one of them, his true and lawful attorneys and agents, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorneys and agents, or any one of them, may deem necessary or advisable to enable Corning Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of up to 509,960 shares of its Common Stock offered, issued, exchanged or sold by Corning Incorporated in connection with its acquisition of the capital stock of Franklin Health Group, Inc., a New Jersey corporation, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as Director and/or Officer of Corning Incorporated to a Registration Statement on Form S-3 or such other form as may be appropriate to be filed with the Securities and Exchange Commission in respect of said shares of Common Stock, to any and all amendments to the said Registration Statement, including Post-Effective Amendments, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statement or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.


   IN WITNESS WHEREOF, the undersigned has subscribed these presents this 1st day of December, 1995.

                              /s/ James J. O'Connor
                              JAMES J. O'CONNOR